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                                                                    EXHIBIT 10.2


                             SECURED PROMISSORY NOTE

                                  July 26, 2001

$85,065.96                                               Westboro, Massachusetts

            For value received, Anthony J. Bellantuoni (the "Borrower") promises to pay to the order of ePresence, Inc., a Massachusetts corporation (the "Company"), at the offices of the Company or such other place as the Company hereafter shall designate Eighty-Five Thousand Sixty-Five Dollars and Ninety-Six Cents ($85,065.96). This Promissory Note consolidates and replaces the two prior Promissory Notes issued by the Borrower to the Company on May 5, 2000 in the principal amount of $54,156.69, and on October 16, 2000 in the principal amount of $26,167.89. This Promissory Note is being issued pursuant to Amendment No. 1 to the Executive Retention Agreement between the Borrower and the Company, dated July 26, 2001. Simple interest shall accrue on the unpaid balance from time to time outstanding, which interest rate shall be adjusted each month to the then applicable Federal rate, beginning on the date hereof. Except as otherwise provided herein, the principal amount of and all accrued interest on this Note shall be repaid in full 90 days after the Borrowers employment with the Company is terminated; provided (a) subject to the Borrower's continued employment by the Company on an annual anniversary date of this note, 20% of the principal amount of this Note plus interest accrued during each annual period shall be forgiven by the Company, and (b) if a Change in Control Date (as defined in Paragraph 1.2 of that certain Executive Retention Agreement between the Borrower and the Company dated October 16, 1998 occurs while the Borrower is, or deemed to be under such Change in Control provision, employed by the company, the amount of this Note plus all accrued interest outstanding shall be forgiven by the Company. The Borrower shall repay this Note prior to the aforementioned dates as provided below.

            The Borrower acknowledges and agrees that this Note must be repaid in full prior to the due date, upon the sale by the Borrower of any of the Shares.

            The Borrower also acknowledges and agrees that the payment of this
Note is secured by a security interest in (a) 12,000 shares of common stock of the Company, pursuant to a pledge agreement between the Company and the Borrower dated May 5, 2000 and (b) 12,000 shares of common stock of the Company pursuant to a pledge agreement between the Company and the Borrower dated October 16, 2000 (collectively, the "Pledge Agreements"). This Note is with recourse to the Borrower for the entire principal sum borrowed, plus interest, and is subject to, and secured by, and entitled to the benefits of the Pledge Agreements.

            At the option of the Company, this Note shall become immediately due and payable without notice or demand upon the occurrence at any time of any of the following events ("Events of Default"):

            (1) If Borrower is not paying his debts as they become due, becomes insolvent, files or has filed against him a petition under any chapter of the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (or any similar petition under any insolvency law of any jurisdiction), proposes any liquidation, composition or financial reorganization with his creditors,


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                makes an assignment or trust mortgage for the benefit of
                creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of the Borrower; or

            (2) The occurrence of any Default (as defined therein) under the
                Pledge Agreements.

            Upon the occurrence of any of the Events of Default, the Company shall have then, or at any time thereafter, all of the rights and remedies afforded by the Uniform Commercial Code as from time to time in effect in the Commonwealth of Massachusetts or afforded by other applicable law or under this Note or the Pledge Agreements.

            In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the holder such payment shall be treated as a payment of principal.

            All payments by the Borrower under this Note shall be made without set-off or counterclaim and shall be free and clear and without deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The Borrower shall pay and save the holder harmless from all liabilities with respect to or resulting from any delay or omission to make any such deduction or withholding required by law.

            Whenever any amount is paid under this Note, all or part of the amount paid may be applied to principal, interest, premium or interest in such order and manner as shall be determined by the holder in its discretion.

            No reference in this Note to any other document shall impair the obligation of the Borrower, which is absolute and unconditional, to pay all amounts under this Note strictly in accordance with the terms of this Note.

            No delay or omission on the part of the Company in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Company, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion.

            The Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement hereof and also waives any delay on the part of the Company. No discharge or release of any other party primarily or secondarily liable hereon shall discharge or otherwise affect the liability of the Borrower to the Company.

            None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Borrower expressly referring hereto and setting forth the provision so excluded, modified or amended.


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            The Borrower will pay on demand all costs of collection, including reasonable attorney's fees, incurred by the Company in enforcing the obligations under or in connection with this Note or the Pledge Agreements.

            This Note shall be binding upon the Borrower and each endorser and guarantor hereof and upon their heirs, successors and representatives, and shall inure to the benefit of the Company and its successors, endorsees and assigns.

            This Note may be prepaid in whole or in part at any time or from time to time with the consent of the holder, with the giving of such consent to be in the sole discretion of the holder, provided that the Company shall retain the security interest in the Shares under the Pledge Agreements until the principal amount and accrued interest under this Note are paid in full. Any prepayment shall be without premium or penalty.

            The Borrower irrevocably submits to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding brought by the Company arising out of or relating to this Agreement, and the Borrower waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that the Borrower is not personally subject to the jurisdiction of the courts of the Commonwealth of Massachusetts or the United States District Court for the District of Massachusetts or that the Borrower's property is exempt or immune from execution or attachment, either prior to judgment or in aid of execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper, or that this Note or the subject matter hereof may not be enforced in or by such court.

            This Note shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts, without regard to its principles of conflicts of laws. This Note shall be deemed to be under seal.

THE BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING IN CONNECTION WITH ALL MATTERS CONTEMPLATED HEREBY AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

WITNESS:                                    BORROWER:

Signed in my Presence:
/s/ Kevin F. Newman                         /s/ Anthony J. Bellantuoni
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[Name]                                      Anthony J. Bellantuoni


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